Exhibit 5

                              FULBRIGHT & JAWORSKI
                                     L.L.P.
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP
                                666 FIFTH AVENUE
                         NEW YORK, NEW YORK 10103-3198
                                                                    HOUSTON
                                                                WASHINGTON, D.C.
                                                                     AUSTIN
                                                                  SAN ANTONIO
                                                                     DALLAS
  TELEPHONE: 212/318-3000                                           NEW YORK
  FACSIMILE: 212/752-5958                                         LOS ANGELES
                                                                     LONDON
WRITER'S DIRECT DIAL NUMBER:                                       HONG KONG


November 18, 1997


Zygo Corporation
Laurel Brook Road
Middlefield, Connecticut 06455-0448

Dear Sirs:

      We refer to the Registration Statement on Form S-3 (the "Registration Statement"), filed by Zygo Corporation (the "Company") on behalf of certain selling stockholders (the "Selling Stockholders") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 287,400 shares of the Company's Common Stock, $.10 par value (the "Shares").

      As counsel for the Company, we have examined such corporate records, documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion the Shares will be legally issued, fully paid and nonassessable.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the prospectus contained therein and elsewhere in the Registration Statement and prospectus. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.

                                    Very truly yours,